Exhibit 99.2

Supplemental Information Package
and Non-GAAP Reconciliations
Third Quarter • September 30, 2022
    The pathway to possible.
    CrownCastle.com

Crown Castle Inc.
Third Quarter 2022

Crown Castle Inc.
Third Quarter 2022
Cautionary Language Regarding Forward-Looking Statements
This supplemental information package ("Supplement") contains forward-looking statements and information that are based on our management's current expectations as of the date of this Supplement. Statements that are not historical facts are hereby identified as forward-looking statements. Words such as "Outlook," "guide," "forecast," "estimate," "anticipate," "project," "plan," "intend," "believe," "expect," "likely," "predicted," "positioned," and any variations of these words and similar expressions are intended to identify such forward looking statements. Such statements include plans, projections and estimates regarding (1) demand for data and our communications infrastructure, and benefits derived therefrom, (2) cash flow growth, (3) tenant additions, (4) our Outlook for full year 2022 and 2023, (5) our business and strategy and the potential benefits and stockholder value derived therefrom, (6) strategic position of our assets, (7) revenues from tenant contracts, (8) expenses from existing ground leases and fiber access agreements, (9) the recurrence and impact of Nontypical Items, (10) availability under our 2016 Revolver, (11) growth in the Fiber segment and any benefits derived therefrom, (12) impact of Sprint Cancellations (as defined in the press release dated October 19, 2022) and (13) the utility of certain financial measures, including non-GAAP financial measures.
Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, prevailing market conditions. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. Crown Castle assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission ("SEC"). Our filings with the SEC are available through the SEC website at www.sec.gov or through our investor relations website at investor.crowncastle.com. We use our investor relations website to disclose information about us that may be deemed to be material. We encourage investors, the media and others interested in us to visit our investor relations website from time to time to review up-to-date information or to sign up for e-mail alerts to be notified when new or updated information is posted on the site.
This Supplement contains certain figures, projections and calculations based in part on management's underlying assumptions. Management believes these assumptions are reasonable; however, other reasonable assumptions could provide differing outputs.
The components of financial information presented herein, both historical and forward looking, may not sum due to rounding. Definitions and reconciliations of non-GAAP financial measures, segment measures and other calculations are provided in the Appendix to this Supplement.
As used herein, the term "including" and any variation thereof, means "including without limitation." The use of the word "or" herein is not exclusive.

Crown Castle Inc.
Third Quarter 2022

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

COMPANY PROFILE
Crown Castle Inc., formerly, Crown Castle International Corp., (to which the terms "Crown Castle," "CCI," "we," "our," "the Company" or "us" as used herein refer) owns, operates and leases shared communications infrastructure that is geographically dispersed throughout the U.S., including (1) more than 40,000 towers and other structures, such as rooftops (collectively, "towers"), and (2) approximately 85,000 route miles of fiber primarily supporting small cell networks ("small cells") and fiber solutions. We refer to our towers, fiber and small cell assets collectively as "communications infrastructure," and to our customers on our communications infrastructure as "tenants." Our towers have a significant presence in each of the top 100 basic trading areas, and the majority of our small cells and fiber are located in major metropolitan areas, including a presence within every major U.S. market.
Our operating segments consist of (1) Towers and (2) Fiber, which includes both small cells and fiber solutions. Our core business is providing access, including space or capacity, to our shared communications infrastructure via long-term contracts in various forms, including lease, license, sublease and service agreements (collectively, "tenant contracts"). We seek to increase our site rental revenues by adding more tenants on our shared communications infrastructure, which we expect to result in significant incremental cash flows due to our low incremental operating costs.
We operate as a Real Estate Investment Trust ("REIT") for U.S. federal income tax purposes.

STRATEGY
As a leading provider of shared communications infrastructure in the U.S., our strategy is to create long-term stockholder value via a combination of (1) growing cash flows generated from our existing portfolio of communications infrastructure, (2) returning a meaningful portion of our cash generated by operating activities to our common stockholders in the form of dividends and (3) investing capital efficiently to grow cash flows and long-term dividends per share. Our strategy is based, in part, on our belief that the U.S. is the most attractive market for shared communications infrastructure investment with the greatest long-term growth potential. We measure our efforts to create "long-term stockholder value" by the combined payment of dividends to stockholders and growth in our per-share results. The key elements of our strategy are to:
•Grow cash flows from our existing communications infrastructure. We are focused on maximizing the recurring site rental cash flows generated from providing our tenants with long-term access to our shared infrastructure assets, which we believe is the core driver of value for our stockholders. Tenant additions or modifications of existing tenant equipment (collectively, "tenant additions") enable our tenants to expand coverage and capacity in order to meet increasing demand for data, while generating high incremental returns for our business. We believe our product offerings of towers and small cells provide a comprehensive solution to our wireless tenants' growing network needs through our shared communications infrastructure model, which is an efficient and cost-effective way to serve our tenants. Additionally, we believe our ability to share our fiber assets across multiple tenants to deploy both small cells and offer fiber solutions allows us to generate cash flows and increase stockholder return.
•Return cash generated by operating activities to common stockholders in the form of dividends. We believe that distributing a meaningful portion of our cash generated by operating activities appropriately provides common stockholders with increased certainty for a portion of expected long-term stockholder value while still allowing us to retain sufficient flexibility to invest in our business and deliver growth. We believe this decision reflects the translation of the high-quality, long-term contractual cash flows of our business into stable capital returns to common stockholders.
•Invest capital efficiently to grow cash flows and long-term dividends per share. In addition to adding tenants to existing communications infrastructure, we seek to invest our available capital, including the net cash generated by our operating activities and external financing sources, in a manner that will increase long-term stockholder value on a risk-adjusted basis. These investments include constructing and acquiring new communications infrastructure that we expect will generate future cash flow growth and attractive long-term returns by adding tenants to those assets over time. Our historical investments have included the following (in no particular order):
◦construction of towers, fiber and small cells;
◦acquisitions of towers, fiber and small cells;
◦acquisitions of land interests (which primarily relate to land assets under towers);
◦improvements and structural enhancements to our existing communications infrastructure;
◦purchases of shares of our common stock from time to time; and
◦purchases, repayments or redemptions of our debt.

Crown Castle Inc.
Third Quarter 2022

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Our strategy to create long-term stockholder value is based on our belief that there will be considerable future demand for our communications infrastructure based on the location of our assets and the rapid growth in the demand for data. We believe that such demand for our communications infrastructure will continue, will result in growth of our cash flows due to tenant additions on our existing communications infrastructure, and will create other growth opportunities for us, such as demand for newly constructed or acquired communications infrastructure, as described above. Further, we seek to augment the long-term value creation associated with growing our recurring site rental cash flows by offering certain ancillary site development and installation services within our Towers segment.

Crown Castle Inc.
Third Quarter 2022

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

AFFO PER SHARE(a)

ASSET PORTFOLIO FOOTPRINT

(a)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for further information and reconciliation of non-GAAP financial measures to income (loss) from continuing operations, as computed in accordance with GAAP.
(b)Excludes the impact of nontypical items that were completed in fourth quarter 2020 ("Nontypical Items"), as described in our press release dated January 27, 2021 and reconciled in "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein.
(c)Calculated based on midpoint of respective full year Outlook as issued on October 19, 2022, and, with respect to the current full year 2022 Outlook, unchanged from the previous full year 2022 Outlook issued on July 20, 2022.

Crown Castle Inc.
Third Quarter 2022

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

GENERAL COMPANY INFORMATION
Principal executive offices	8020 Katy Freeway, Houston, TX 77024
Common shares trading symbol	CCI
Stock exchange listing	New York Stock Exchange
Fiscal year ending date	December 31
Fitch - Long-term Issuer Default Rating	BBB+
Moody’s - Long-term Corporate Family Rating	Baa3
Standard & Poor’s - Long-term Local Issuer Credit Rating	BBB-
Note: These credit ratings may not reflect the potential risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in the ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significances of the ratings can be obtained from each of the ratings agencies.

EXECUTIVE MANAGEMENT TEAM
Name	Age	Years with Company	Position
Jay A. Brown	49	23	President and Chief Executive Officer
Daniel K. Schlanger	48	6	Executive Vice President and Chief Financial Officer
Catherine Piche	51	11	Executive Vice President and Chief Operating Officer - Towers
Christopher D. Levendos	55	4	Executive Vice President and Chief Operating Officer - Fiber
Kenneth J. Simon	61	7	Executive Vice President and General Counsel
Michael J. Kavanagh	54	12	Executive Vice President and Chief Commercial Officer
Philip M. Kelley	49	25	Executive Vice President - Corporate Development and Strategy
Laura B. Nichol	62	8	Executive Vice President - Business Support

BOARD OF DIRECTORS
Name	Position	Committees	Age	Years as Director
P. Robert Bartolo	Chair	Audit, Compensation, Strategy	50	8
Cindy Christy	Director	Compensation, NESG(a), Strategy	56	15
Ari Q. Fitzgerald	Director	Compensation, NESG(a), Strategy	59	20
Anthony J. Melone	Director	Audit, NESG(a), Strategy	62	7
Jay A. Brown	Director		49	6
Andrea J. Goldsmith	Director	NESG(a), Strategy	58	4
Tammy K. Jones	Director	Audit, NESG(a), Strategy	57	1
W. Benjamin Moreland	Director	Strategy	59	16
Kevin A. Stephens	Director	Audit, Compensation, Strategy	61	1
Matthew Thornton III	Director	Compensation, Strategy	64	1
(a)Nominating, Environmental, Social and Governance Committee

Crown Castle Inc.
Third Quarter 2022

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RESEARCH COVERAGE
Equity Research
Bank of America David Barden (646) 855-1320	Barclays Tim Long (212) 526-4043	Citigroup Michael Rollins (212) 816-1116
Cowen and Company Gregory Williams (646) 562-1367	Credit Suisse Sami Badri (212) 538-1727	Deutsche Bank Matthew Niknam (212) 250-4711
Goldman Sachs Brett Feldman (212) 902-8156	Green Street David Guarino (949) 640-8780	Jefferies Jonathan Petersen (212) 284-1705
JPMorgan Philip Cusick (212) 622-1444	KeyBanc Brandon Nispel (503) 821-3871	LightShed Partners Walter Piecyk (646) 450-9258
MoffettNathanson Nick Del Deo (212) 519-0025	Morgan Stanley Simon Flannery (212) 761-6432	New Street Research Jonathan Chaplin (212) 921-9876
Raymond James Ric Prentiss (727) 567-2567	RBC Capital Markets Jonathan Atkin (415) 633-8589	Truist Securities Greg Miller (212) 303-4169
UBS Batya Levi (212) 713-8824	Wells Fargo Securities, LLC Eric Luebchow (312) 630-2386	Wolfe Research Andrew Rosivach (646) 582-9350
Rating Agencies
Fitch John Culver (312) 368-3216	Moody’s Lori Marks (212) 553-1098	Standard & Poor’s Ryan Gilmore (212) 438-0602

HISTORICAL COMMON STOCK DATA
	Three Months Ended
(in millions, except per share amounts)	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21
High price(a)	$183.32	$196.54	$203.64	$204.49	$196.54
Low price(a)	$143.18	$152.35	$152.91	$160.71	$167.42
Period end closing price(b)	$144.55	$166.92	$181.38	$203.36	$167.60
Dividends paid per common share	$1.47	$1.47	$1.47	$1.47	$1.33
Volume weighted average price for the period(a)	$168.22	$177.38	$172.95	$177.68	$185.12
Common shares outstanding, at period end	433	433	433	432	432
Market value of outstanding common shares, at period end(c)	$62,597	$72,281	$78,541	$87,894	$72,437
(a)    Based on the sales price, adjusted for common stock dividends, as reported by Bloomberg.
(b)    Based on the period end closing price, adjusted for common stock dividends, as reported by Bloomberg.
(c)    Period end market value of outstanding common shares is calculated as the product of (1) shares of common stock outstanding at period end and (2) closing share price at period end, adjusted for common stock dividends, as reported by Bloomberg.

Crown Castle Inc.
Third Quarter 2022

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SUMMARY PORTFOLIO HIGHLIGHTS
(as of September 30, 2022)
Towers
Number of towers (in thousands)(a)	40
Average number of tenants per tower	2.4
Remaining contracted tenant receivables ($ in billions)(b)	$36
Weighted average remaining tenant contract term (years)(b)(c)	7
Percent of towers in the Top 50 / 100 Basic Trading Areas	56% / 71%
Percent of ground leased / owned(d)	58% / 42%
Weighted average maturity of ground leases (years)(d)(e)	36
Fiber
Number of route miles of fiber (in thousands)	85
Remaining contracted tenant receivables ($ in billions)(b)	$5
Weighted average remaining tenant contract term (years)(b)(c)	4

SUMMARY FINANCIAL HIGHLIGHTS
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2022	2021	2022	2021
Operating Data:
Net revenues
Site rental	$1,568	$1,451	$4,711	$4,245
Services and other	178	167	511	441
Net revenues	$1,746	$1,618	$5,222	$4,686

Costs of operations (exclusive of depreciation, amortization and accretion)
Site rental	$405	$397	$1,204	$1,168
Services and other	119	115	344	301
Total costs of operations	$524	$512	$1,548	$1,469

Income (loss) from continuing operations	$419	$351	$1,261	$805	(h)
Income (loss) from continuing operations per share—diluted(f)	$0.97	$0.81	$2.91	$1.85	(h)

Non-GAAP Data:(g)
Adjusted EBITDA	$1,077	$976	$3,249	$2,831
FFO	838	751	2,523	2,004
AFFO	804	767	2,398	2,246
AFFO per share(f)	$1.85	$1.77	$5.52	$5.18
(a)Excludes third-party land interests.
(b)Excludes renewal terms at tenants' option.
(c)Weighted by site rental revenues.
(d)Weighted by Towers segment site rental gross margin exclusive of straight-lined revenues, amortization of prepaid rent and straight-lined expenses.
(e)Includes all renewal terms at the Company's option.
(f)Based on diluted weighted-average common shares outstanding of 434 million for each of the three and nine months ended September 30, 2022 and 2021.
(g)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for further information and reconciliation of non-GAAP financial measures to income (loss) from continuing operations, as computed in accordance with GAAP.
(h)Does not reflect the impact related to the ATO Settlement (as defined in the Form 8-K filed with the Securities and Exchange Commission on April 26, 2021 ("April 2021 8-K")), which is attributable to discontinued operations in the first quarter of 2021 as discussed in the April 2021 8-K.

Crown Castle Inc.
Third Quarter 2022

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SUMMARY FINANCIAL HIGHLIGHTS (CONTINUED)
	Nine Months Ended September 30,
(in millions)	2022	2021
Summary Cash Flow Data:(a)
Net cash provided by (used for) operating activities	$2,038	$2,055
Net cash provided by (used for) investing activities(b)	(946)	(911)
Net cash provided by (used for) financing activities	(1,209)	(921)

(in millions)	September 30, 2022	December 31, 2021
Balance Sheet Data (at period end):
Cash and cash equivalents	$174	$292
Property and equipment, net	15,265	15,269
Total assets	38,861	39,040
Total debt and other obligations	21,483	20,629
Total stockholders' equity	7,679	8,258

	Three Months Ended September 30, 2022
Other Data:
Net debt to last quarter annualized Adjusted EBITDA(c)	4.9	x
Dividend per common share	$1.47

CURRENT OUTLOOK FOR FULL YEAR 2022 AND FULL YEAR 2023
(in millions, except per share amounts)	Full Year 2022(d)			Full Year 2023(d)
Site rental revenues	$6,242	to	$6,287	$6,488	to	$6,533
Site rental costs of operations(e)	$1,548	to	$1,593	$1,643	to	$1,688
Income (loss) from continuing operations	$1,654	to	$1,734	$1,596	to	$1,676
Income (loss) from continuing operations per share—diluted(f)	$3.80	to	$3.99	$3.67	to	$3.85
Adjusted EBITDA(g)	$4,329	to	$4,374	$4,449	to	$4,494
Interest expense and amortization of deferred financing costs(h)	$680	to	$725	$814	to	$859
FFO(g)	$3,343	to	$3,388	$3,350	to	$3,395
AFFO(g)	$3,178	to	$3,223	$3,296	to	$3,341
AFFO per share(f)(g)	$7.31	to	$7.41	$7.58	to	$7.68
(a)Includes impacts of restricted cash. See the condensed consolidated statement of cash flows for further information.
(b)Includes net cash used for acquisitions of approximately $15 million and $27 million for the nine months ended September 30, 2022 and 2021, respectively.
(c)See the "Net Debt to Last Quarter Annualized Adjusted EBITDA Calculation" in the Appendix.
(d)As issued on October 19, 2022, and, with respect to the current full year 2022 Outlook, unchanged from the previous full year 2022 Outlook issued on July 20, 2022.
(e)Exclusive of depreciation, amortization and accretion.
(f)The assumption for diluted weighted-average common shares outstanding for full year 2022 and 2023 Outlooks is based on the diluted common shares outstanding as of September 30, 2022.
(g)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for further information and reconciliation of non-GAAP financial measures to income (loss) from continuing operations, as computed in accordance with GAAP.
(h)See reconciliation of "Components of Current Outlook for Interest Expense and Amortization of Deferred Financing Costs" for a discussion of non-cash interest expense.

Crown Castle Inc.
Third Quarter 2022

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

COMPONENTS OF CHANGES IN SITE RENTAL REVENUES FOR FULL YEAR 2021 ACTUAL RESULTS AND CURRENT FULL YEAR 2022 AND 2023 OUTLOOKS
(dollars in millions)	Full Year 2021	Full Year 2022 Outlook(a)			Full Year 2023 Outlook(a)
Components of changes in site rental revenues:
Prior year site rental billings(b)	$4,779	$5,048			$5,291(g)

Core leasing activity(b)	343	$320	to	$350	$285	to	$315
Payments for Sprint Cancellations(c)	—	—			$160	to	$170
Escalators	93	$95	to	$105	$90	to	$100
Non-renewals(b)	(170)	$(195)	to	$(175)	$(210)	to	$(190)
Organic Contribution to Site Rental Billings(b)	266	$230	to	$270	$340	to	$380
Impact from straight-lined revenues associated with fixed escalators	111	$399	to	$419	$264	to	$284
Impact from prepaid rent amortization	560	$560	to	$570	$570	to	$580
Acquisitions(d)	3	—			—
Other	—	—			—
Total GAAP site rental revenues	$5,719	$6,242	to	$6,287	$6,488	to	$6,533

Year-over-year changes in revenues:
Reported GAAP site rental revenues	7.5%	9.5%(g)			3.9%(g)
Contribution from core leasing activity and escalators(b)(e)	9.1%	8.6%(g)			7.5%(g)
Organic Contribution to Site Rental Billings(b)(f)	5.6%	5.0%(g)			6.8%(g)

CORE LEASING ACTIVITY BY SEGMENT FOR CURRENT FULL YEAR 2022 AND 2023 OUTLOOKS
(in millions)	Full Year 2022 Outlook(a)			Full Year 2023 Outlook(a)
Towers	$150	to	$160	$135	to	$145
Fiber
Small cells	$25	to	$35	$30	to	$40
Fiber solutions	$145	to	$155	$120	to	$130
Total core leasing activity(b)	$320	to	$350	$285	to	$315
(a)As issued on October 19, 2022, and, with respect to the current full year 2022 Outlook, unchanged from the previous full year 2022 Outlook issued on July 20, 2022.
(b)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for our definitions of site rental billings, core leasing activity, non-renewals and Organic Contribution to Site Rental Billings.
(c)As discussed in our press release dated October 19, 2022.
(d)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings until the one-year anniversary of such acquisitions.
(e)Calculated as the percentage change from prior year site rental billings compared to the sum of core leasing activity and escalators for the current period.
(f)Calculated as the percentage change from prior year site rental billings compared to Organic Contribution to Site Rental Billings for the current period.
(g)Calculated based on midpoint of respective full year Outlook.

Crown Castle Inc.
Third Quarter 2022

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CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(in millions, except par values)	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$174	$292
Restricted cash	168	169
Receivables, net	535	543
Prepaid expenses	111	105
Other current assets	194	145
Total current assets	1,182	1,254
Deferred site rental receivables	1,880	1,588
Property and equipment, net	15,265	15,269
Operating lease right-of-use assets	6,613	6,682
Goodwill	10,087	10,078
Other intangible assets, net	3,699	4,046
Other assets, net	135	123
Total assets	$38,861	$39,040

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$229	$246
Accrued interest	119	182
Deferred revenues	686	776
Other accrued liabilities	387	401
Current maturities of debt and other obligations	819	72
Current portion of operating lease liabilities	344	349
Total current liabilities	2,584	2,026
Debt and other long-term obligations	20,664	20,557
Operating lease liabilities	5,941	6,031
Other long-term liabilities	1,993	2,168
Total liabilities	31,182	30,782
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value; 1,200 shares authorized; shares issued and outstanding: September 30, 2022—433 and December 31, 2021—432	4	4
Additional paid-in capital	18,087	18,011
Accumulated other comprehensive income (loss)	(7)	(4)
Dividends/distributions in excess of earnings	(10,405)	(9,753)
Total equity	7,679	8,258
Total liabilities and equity	$38,861	$39,040

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CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2022	2021	2022	2021
Net revenues:
Site rental	$1,568	$1,451	$4,711	$4,245
Services and other	178	167	511	441
Net revenues	1,746	1,618	5,222	4,686
Operating expenses:
Costs of operations:(a)
Site rental	405	397	1,204	1,168
Services and other	119	115	344	301
Selling, general and administrative	187	167	558	500
Asset write-down charges	3	—	26	9
Acquisition and integration costs	—	—	1	1
Depreciation, amortization and accretion	430	413	1,276	1,229
Total operating expenses	1,144	1,092	3,409	3,208
Operating income (loss)	602	526	1,813	1,478
Interest expense and amortization of deferred financing costs	(177)	(163)	(506)	(493)
Gains (losses) on retirement of long-term obligations	(2)	(1)	(28)	(145)
Interest income	1	—	1	1
Other income (expense)	(2)	(4)	(5)	(16)
Income (loss) before income taxes	422	358	1,275	825
Benefit (provision) for income taxes	(3)	(7)	(14)	(20)
Income (loss) from continuing operations	419	351	1,261	805
Discontinued operations:
Net gain (loss) from disposal of discontinued operations, net of tax	—	—	—	(62)
Income (loss) from discontinued operations, net of tax	—	—	—	(62)
Net income (loss)	$419	$351	$1,261	$743

Net income (loss), per common share:
Income (loss) from continuing operations, basic	$0.97	$0.81	$2.91	$1.86
Income (loss) from discontinued operations, basic	—	—	—	(0.14)
Net income (loss), basic	$0.97	$0.81	$2.91	$1.72
Income (loss) from continuing operations, diluted	$0.97	$0.81	$2.91	$1.85
Income (loss) from discontinued operations, diluted	—	—	—	(0.14)
Net income (loss), diluted	$0.97	$0.81	$2.91	$1.71

Weighted-average common shares outstanding:
Basic	433	432	433	432
Diluted	434	434	434	434
(a)Exclusive of depreciation, amortization and accretion shown separately.

Crown Castle Inc.
Third Quarter 2022

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SEGMENT OPERATING RESULTS
	Three Months Ended September 30, 2022				Three Months Ended September 30, 2021
(in millions)	Towers	Fiber	Other	Consolidated Total	Towers	Fiber	Other	Consolidated Total
Segment site rental revenues	$1,084	$484		$1,568	$972	$479		$1,451
Segment services and other revenues	175	3		178	162	5		167
Segment revenues	1,259	487		1,746	1,134	484		1,618
Segment site rental costs of operations	230	166		396	227	163		390
Segment services and other costs of operations	114	3		117	108	4		112
Segment costs of operations(a)(b)	344	169		513	335	167		502
Segment site rental gross margin(c)	854	318		1,172	745	316		1,061
Segment services and other gross margin(c)	61	—		61	54	1		55
Segment selling, general and administrative expenses(b)	28	47		75	27	44		71
Segment operating profit(c)	887	271		1,158	772	273		1,045
Other selling, general and administrative expenses(b)			$81	81			$69	69
Stock-based compensation expense			38	38			33	33
Depreciation, amortization and accretion			430	430			413	413
Interest expense and amortization of deferred financing costs			177	177			163	163
Other (income) expenses to reconcile to income (loss) before income taxes(d)			10	10			9	9
Income (loss) before income taxes				$422				$358

FIBER SEGMENT SITE RENTAL REVENUES SUMMARY
	Three Months Ended September 30,
	2022			2021
(in millions)	Fiber Solutions	Small Cells	Total	Fiber Solutions	Small Cells	Total
Site rental revenues	$330	$154	$484	$327	$152	$479
(a)Exclusive of depreciation, amortization and accretion shown separately.
(b)Segment costs of operations exclude (1) stock-based compensation expense of $7 million and $6 million for the three months ended September 30, 2022 and 2021, respectively, and (2) prepaid lease purchase price adjustments of $4 million for each of the three months ended September 30, 2022 and 2021. Selling, general and administrative expenses exclude stock-based compensation expense of $31 million and $27 million for the three months ended September 30, 2022 and 2021, respectively.
(c)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definitions of segment site rental gross margin, segment services and other gross margin and segment operating profit.
(d)See condensed consolidated statement of operations for further information.

Crown Castle Inc.
Third Quarter 2022

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SEGMENT OPERATING RESULTS
	Nine Months Ended September 30, 2022				Nine Months Ended September 30, 2021
(in millions)	Towers	Fiber	Other	Consolidated Total	Towers	Fiber	Other	Consolidated Total
Segment site rental revenues	$3,237	$1,474		$4,711	$2,819	$1,426		$4,245
Segment services and other revenues	502	9		511	427	14		441
Segment revenues	3,739	1,483		5,222	3,246	1,440		4,686
Segment site rental costs of operations	689	490		1,179	659	485		1,144
Segment services and other costs of operations	329	7		336	285	10		295
Segment costs of operations(a)(b)	1,018	497		1,515	944	495		1,439
Segment site rental gross margin(c)	2,548	984		3,532	2,160	941		3,101
Segment services and other gross margin(c)	173	2		175	142	4		146
Segment selling, general and administrative expenses(b)	84	140		224	78	133		211
Segment operating profit(c)	2,637	846		3,483	2,224	812		3,036
Other selling, general and administrative expenses(b)			$234	234			$205	205
Stock-based compensation expense			121	121			100	100
Depreciation, amortization and accretion			1,276	1,276			1,229	1,229
Interest expense and amortization of deferred financing costs			506	506			493	493
Other (income) expenses to reconcile to income (loss) before income taxes(d)			71	71			184	184
Income (loss) before income taxes				$1,275				$825

FIBER SEGMENT SITE RENTAL REVENUES SUMMARY
	Nine Months Ended September 30,
	2022			2021
(in millions)	Fiber Solutions	Small Cells	Total	Fiber Solutions	Small Cells	Total
Site rental revenues	$1,009	$465	$1,474	$987	$439	$1,426
(a)Exclusive of depreciation, amortization and accretion shown separately.
(b)Segment costs of operations exclude (1) stock-based compensation expense of $21 million and $16 million for the nine months ended September 30, 2022 and 2021, respectively, and (2) prepaid lease purchase price adjustments of $12 million and $14 million for the nine months ended September 30, 2022 and 2021, respectively. Selling, general and administrative expenses exclude stock-based compensation expense of $100 million and $84 million for the nine months ended September 30, 2022 and 2021, respectively.
(c)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definitions of segment site rental gross margin, segment services and other gross margin and segment operating profit.
(d)See condensed consolidated statement of operations for further information.

Crown Castle Inc.
Third Quarter 2022

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO AND AFFO RECONCILIATIONS
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2022	2021	2022	2021
Income (loss) from continuing operations	$419	$351	$1,261	$805	(a)
Real estate related depreciation, amortization and accretion	416	400	1,236	1,190
Asset write-down charges	3	—	26	9
FFO(b)(c)	$838	$751	$2,523	$2,004
Weighted-average common shares outstanding—diluted	434	434	434	434
FFO per share(b)(c)	$1.93	$1.73	$5.81	$4.62

FFO (from above)	$838	$751	$2,523	$2,004
Adjustments to increase (decrease) FFO:
Straight-lined revenues	(90)	(38)	(325)	(73)
Straight-lined expenses	18	18	56	58
Stock-based compensation expense	38	33	121	100
Non-cash portion of tax provision	2	3	4	3
Non-real estate related depreciation, amortization and accretion	14	13	40	39
Amortization of non-cash interest expense	3	3	10	9
Other (income) expense	2	4	5	16
(Gains) losses on retirement of long-term obligations	2	1	28	145
Acquisition and integration costs	—	—	1	1
Sustaining capital expenditures	(23)	(21)	(65)	(56)
AFFO(b)(c)	$804	$767	$2,398	$2,246
Weighted-average common shares outstanding—diluted	434	434	434	434
AFFO per share(b)(c)	$1.85	$1.77	$5.52	$5.18
(a)Does not reflect the impact related to the ATO Settlement (as defined in the April 2021 8-K), which is attributable to discontinued operations in the first quarter of 2021 as discussed in the April 2021 8-K.
(b)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definitions of FFO and AFFO, including per share amounts.
(c)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Crown Castle Inc.
Third Quarter 2022

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
	Nine Months Ended September 30,
(in millions)	2022	2021
Cash flows from operating activities:
Income (loss) from continuing operations	$1,261	$805
Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	1,276	1,229
(Gains) losses on retirement of long-term obligations	28	145
Amortization of deferred financing costs and other non-cash interest, net	10	9
Stock-based compensation expense	120	100
Asset write-down charges	26	9
Deferred income tax (benefit) provision	2	4
Other non-cash adjustments, net	6	18
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	(329)	(100)
Decrease (increase) in assets	(362)	(164)
Net cash provided by (used for) operating activities	2,038	2,055
Cash flows from investing activities:
Capital expenditures	(921)	(892)
Payments for acquisitions, net of cash acquired	(15)	(27)
Other investing activities, net	(10)	8
Net cash provided by (used for) investing activities	(946)	(911)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	748	3,985
Principal payments on debt and other long-term obligations	(55)	(1,057)
Purchases and redemptions of long-term debt	(1,274)	(2,089)
Borrowings under revolving credit facility	2,625	580
Payments under revolving credit facility	(2,580)	(870)
Net borrowings (repayments) under commercial paper program	1,329	380
Payments for financing costs	(14)	(43)
Purchases of common stock	(64)	(69)
Dividends/distributions paid on common stock	(1,924)	(1,738)
Net cash provided by (used for) financing activities	(1,209)	(921)
Net increase (decrease) in cash, cash equivalents, and restricted cash - continuing operations	(117)	223
Discontinued operations:
Net cash provided by (used for) operating activities	—	(62)
Net increase (decrease) in cash, cash equivalents and restricted cash - discontinued operations	—	(62)
Effect of exchange rate changes on cash	(2)	—
Cash, cash equivalents, and restricted cash at beginning of period	466	381
Cash, cash equivalents, and restricted cash at end of period	$347	$542
Supplemental disclosure of cash flow information:
Interest paid	559	542
Income taxes paid	10	17

Crown Castle Inc.
Third Quarter 2022

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
	Three Months Ended September 30,
(dollars in millions)	2022	2021
Components of changes in site rental revenues:
Prior year site rental billings(a)	$1,270	$1,204

Core leasing activity(a)	79	86
Escalators	30	23
Non-renewals(a)	(42)	(44)
Organic Contribution to Site Rental Billings(a)	67	65
Impact from straight-lined revenues associated with fixed escalators	90	38
Impact from prepaid rent amortization	140	143
Acquisitions(b)	1	1
Other	—	—
Total GAAP site rental revenues	$1,568	$1,451

Year-over-year changes in revenues:
Reported GAAP site rental revenues	8.1%
Contribution from core leasing activity and escalators(a)(c)	8.6%
Organic Contribution to Site Rental Billings(a)(d)	5.3%

SUMMARY OF SITE RENTAL STRAIGHT-LINED REVENUES AND EXPENSES ASSOCIATED WITH FIXED ESCALATORS(e)
	Three Months Ended September 30,
	2022			2021
(in millions)	Towers	Fiber	Total	Towers	Fiber	Total
Site rental straight-lined revenues	$89	$1	$90	$38	$—	$38
Site rental straight-lined expenses	18	—	18	18	—	18

	Nine Months Ended September 30,
	2022			2021
(in millions)	Towers	Fiber	Total	Towers	Fiber	Total
Site rental straight-lined revenues	$325	$—	$325	$72	$1	$73
Site rental straight-lined expenses	55	1	56	57	1	58
(a)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for our definitions of site rental billings, core leasing activity, non-renewals and Organic Contribution to Site Rental Billings.
(b)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings until the one-year anniversary of such acquisitions.
(c)Calculated as the percentage change from prior year site rental billings compared to the sum of core leasing activity and escalators for the current period.
(d)Calculated as the percentage change from prior year site rental billings compared to Organic Contribution to Site Rental Billings for the current period.
(e)In accordance with GAAP accounting, if payment terms call for fixed escalations or rent free periods, the revenues are recognized on a straight-line basis over the fixed, non-cancelable term of the contract. Since the Company recognizes revenues on a straight-line basis, a portion of the site rental revenues in a given period represents cash collected or contractually collectible in other periods.

Crown Castle Inc.
Third Quarter 2022

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF PREPAID RENT ACTIVITY(a)
	Three Months Ended September 30,
	2022			2021
(in millions)	Towers	Fiber	Total	Towers	Fiber	Total
Prepaid rent additions	$20	$43	$63	$25	$87	$112
Amortization of prepaid rent	80	60	140	81	62	143

	Nine Months Ended September 30,
	2022			2021
(in millions)	Towers	Fiber	Total	Towers	Fiber	Total
Prepaid rent additions	$64	$132	$196	$80	$182	$262
Amortization of prepaid rent	240	184	424	239	176	415

SUMMARY OF CAPITAL EXPENDITURES(b)
	Three Months Ended September 30,
	2022				2021
(in millions)	Towers	Fiber	Other	Total	Towers	Fiber	Other	Total
Discretionary:
Purchases of land interests	$12	$—	$—	$12	$11	$—	$—	$11
Communications infrastructure improvements and other capital projects	30	267	5	302	31	217	3	251
Sustaining	3	10	10	23	4	12	5	21
Total	$45	$277	$15	$337	$46	$229	$8	$283

	Nine Months Ended September 30,
	2022				2021
(in millions)	Towers	Fiber	Other	Total	Towers	Fiber	Other	Total
Discretionary:
Purchases of land interests	$37	$—	$—	$37	$46	$—	$—	$46
Communications infrastructure improvements and other capital projects	92	711	16	819	104	666	20	790
Sustaining	8	35	22	65	10	35	11	56
Total	$137	$746	$38	$921	$160	$701	$31	$892

PROJECTED REVENUES FROM TENANT CONTRACTS(c)
	Years Ending December 31,
(as of September 30, 2022; in millions)	2023	2024	2025	2026
Components of site rental revenues:
Site rental billings(d)	$5,447	$5,614	$5,557	$5,665
Amortization of prepaid rent	464	336	260	218
Straight-lined site rental revenues associated with fixed escalators	257	155	37	(62)
GAAP site rental revenues	$6,168	$6,105	$5,854	$5,821
(a)Reflects up-front consideration from long-term tenants and other deferred credits (commonly referred to as prepaid rent), and the amortization thereof for GAAP revenue recognition purposes.
(b)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for further discussion of our components of capital expenditures.
(c)Based on tenant licenses in place as of September 30, 2022. All tenant licenses are assumed to renew for a new term no later than the respective current term end date, and as such, projected revenues do not reflect the impact of estimated annual churn. CPI-linked tenant contracts are assumed to escalate at 3% per annum.
(d)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for our definition of site rental billings.

Crown Castle Inc.
Third Quarter 2022

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

PROJECTED EXPENSES FROM EXISTING GROUND LEASES AND FIBER ACCESS AGREEMENTS(a)
	Years Ending December 31,
(as of September 30, 2022; in millions)	2023	2024	2025	2026
Components of ground lease and fiber access agreement expenses:
Ground lease and fiber access agreement expenses exclusive of straight-line associated with fixed escalators	$979	$999	$1,019	$1,040
Straight-lined site rental lease expenses associated with fixed escalators	58	46	35	23
GAAP ground lease and fiber access agreement expenses	$1,037	$1,045	$1,054	$1,063

ANNUALIZED RENTAL CASH PAYMENTS AT TIME OF RENEWAL(b)
	Years Ending December 31,
(as of September 30, 2022; in millions)	2023	2024	2025	2026
T-Mobile	$26	$37	$240	$52
AT&T	329	17	19	30
Verizon	19	19	32	35
All Others Combined	236	179	152	102
Total	$610	$252	$443	$219

CONSOLIDATED TENANT OVERVIEW
(as of September 30, 2022)	Percentage of Q3 2022 LQA Site Rental Revenues	Weighted Average Current Term Remaining(c)	Long-Term Credit Rating (S&P / Moody’s)
T-Mobile	36%	9	BBB- / Baa3
AT&T	19%	5	BBB / Baa2
Verizon	20%	8	BBB+ / Baa1
All Others Combined	25%	3	N/A
Total / Weighted Average	100%	7

FIBER SOLUTIONS REVENUE MIX
(as of September 30, 2022)	Percentage of Q3 2022 LQA Site Rental Revenues
Carrier(d)	36%
Education	13%
Healthcare	11%
Financial Services	9%
Other	31%
Total	100%
(a)Based on existing ground leases and fiber access agreements as of September 30, 2022. CPI-linked leases are assumed to escalate at 3% per annum.
(b)Reflects lease renewals by year by tenant; dollar amounts represent annualized cash site rental revenues from assumed renewals or extensions as reflected in "Projected Revenues from Tenant Contracts" above.
(c)Weighted by site rental revenues and excludes renewals at the tenants' option.
(d)Includes revenues derived from both wireless carriers and wholesale carriers.

Crown Castle Inc.
Third Quarter 2022

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SEGMENT CASH YIELDS ON INVESTED CAPITAL(a)
	Q3 2022 LQA
(as of September 30, 2022; dollars in millions)	Towers	Fiber
Segment site rental gross margin(b)	$3,416	$1,272
Less: Amortization of prepaid rent	(320)	(240)
Less: Site rental straight-lined revenues	(356)	(4)
Add: Site rental straight-lined expenses	72	—
Add: Indirect labor costs(c)	—	116
Numerator	$2,812	$1,144

Segment net investment in property and equipment(d)	$13,205	$8,537
Segment investment in site rental contracts and tenant relationships	4,554	3,287
Segment investment in goodwill(e)	5,351	4,082
Segment Net Invested Capital(a)	$23,110	$15,906

Segment Cash Yield on Invested Capital(a)	12.2%	7.2%

CONSOLIDATED RETURN ON INVESTED CAPITAL(a)
(as of September 30, 2022; dollars in millions)	Q3 2022 LQA
Adjusted EBITDA(f)	$4,308
Cash taxes refunded (paid)	(6)
Numerator	$4,302

Historical gross investment in property and equipment(g)	$27,187
Historical gross investment in site rental contracts and tenant relationships	7,841
Historical gross investment in goodwill	10,087
Consolidated Invested Capital(a)	$45,115

Consolidated Return on Invested Capital(a)	9.5%
(a)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for further information on, and our definitions and calculations of, Segment Cash Yield on Invested Capital, Segment Net Invested Capital, Consolidated Return on Invested Capital and Consolidated Invested Capital.
(b)See "Segment Operating Results" and "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for further information on, and our definition and calculation of, segment site rental gross margin.
(c)This adjustment represents indirect labor costs in the Fiber segment that are not capitalized, but that primarily support the Company's ongoing expansion of its Fiber segment that management expects to generate future revenues for the Company. Removal of these indirect labor costs presents Segment Cash Yield on Invested Capital on a direct cost basis, consistent with the methodology used by management when evaluating project-level investment opportunities.
(d)Segment net investment in property and equipment excludes the impact of construction in process and non-productive assets (such as information technology assets and buildings) and is reduced by the amount of prepaid rent received from tenants (excluding any deferred credits recorded in connection with acquisitions).
(e)Segment investment in goodwill excludes the impact of certain assets and liabilities recorded in connection with acquisitions (primarily deferred credits).
(f)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for further information and reconciliation of Adjusted EBITDA to income (loss) from continuing operations, as computed in accordance with GAAP.
(g)Historical gross investment in property and equipment excludes the impact of construction in process.

Crown Castle Inc.
Third Quarter 2022

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF TOWER PORTFOLIO BY VINTAGE(a)
(as of September 30, 2022; dollars in thousands)
CASH YIELD(b)	NUMBER OF TENANTS PER TOWER

LQA CASH SITE RENTAL REVENUES PER TOWER(c)	LQA TOWERS SEGMENT SITE RENTAL GROSS CASH MARGIN PER TOWER(d)

NET INVESTED CAPITAL PER TOWER(e)	NUMBER OF TOWERS
(a)All tower portfolio figures are calculated exclusively for the Company’s towers and rooftops and do not give effect to other activities within the Company’s Towers segment.
(b)Cash yield is calculated as LQA Towers segment site rental gross margin, exclusive of straight-lined revenues and amortization of prepaid rent, divided by invested capital net of the amount of prepaid rent received from tenants.
(c)Exclusive of straight-lined revenues and amortization of prepaid rent.
(d)Exclusive of straight-lined revenues, amortization of prepaid rent and straight-lined expenses.
(e)Reflects gross total assets (including incremental capital invested by the Company since time of acquisition or construction completion), less any prepaid rent. Inclusive of invested capital related to land at the tower site.

Crown Castle Inc.
Third Quarter 2022

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

TOWER PORTFOLIO OVERVIEW(a)
(as of September 30, 2022; dollars in thousands)
NUMBER OF TOWERS	TENANTS PER TOWER	LQA CASH SITE RENTAL REVENUES PER TOWER(b)

20,890
7,607
8,000
3,617
Acquired and built 2006 and prior
Acquired and built 2007 to present
Top 100 BTA
Outside Top 100 BTA

3.0
2.8
2.2
2.2
Acquired and built 2006 and prior
Acquired and built 2007 to present
Top 100 BTA
Outside Top 100 BTA

$129
$122
$75
$73
Acquired and built 2006 and prior
Acquired and built 2007 to present
Top 100 BTA
Outside Top 100 BTA

(a)    All tower portfolio figures are calculated exclusively for the Company’s towers and rooftops and do not give effect to other activities within the Company’s Towers segment.
(b)    Exclusive of straight-lined revenues and amortization of prepaid rent.

Crown Castle Inc.
Third Quarter 2022

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DISTRIBUTION OF TOWER TENANCY (as of September 30, 2022)(a)
PERCENTAGE OF TOWERS BY TENANTS PER TOWER
SITES ACQUIRED AND BUILT 2006 AND PRIOR	SITES ACQUIRED AND BUILT 2007 TO PRESENT

Average: 2.9	Average: 2.2

GEOGRAPHIC TOWER DISTRIBUTION (as of September 30, 2022)(a)
PERCENTAGE OF TOWERS BY GEOGRAPHIC LOCATION	PERCENTAGE OF LQA CASH SITE RENTAL REVENUES BY GEOGRAPHIC LOCATION(b)
(a)All tower portfolio figures are calculated exclusively for the Company’s towers and rooftops and do not give effect to other activities within the Company’s Towers segment.
(b)Exclusive of straight-lined revenues and amortization of prepaid rent.

Crown Castle Inc.
Third Quarter 2022

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

GROUND INTEREST OVERVIEW
(as of September 30, 2022; dollars in millions)	LQA Cash Site Rental Revenues(a)	Percentage of LQA Cash Site Rental Revenues(a)	LQA Towers Segment Site Rental Gross Cash Margin(b)	Percentage of LQA Towers Segment Site Rental Gross Cash Margin(b)	Number of Towers(c)	Percentage of Towers	Weighted Average Term Remaining (by years)(d)
Less than 10 years	$388	11%	$201	7%	5,435	14%
10 to 20 years	482	14%	294	11%	5,864	15%
Greater than 20 years	1,518	42%	1,100	40%	17,461	43%
Total leased	$2,388	67%	$1,595	58%	28,760	72%	36

Owned	$1,194	33%	$1,138	42%	11,354	28%
Total / Average	$3,582	100%	$2,733	100%	40,114	100%

GROUND INTEREST ACTIVITY
(dollars in millions)	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2022
Ground Extensions Under Crown Castle Towers:
Number of ground leases extended	142	418
Average number of years extended	30	28
Percentage increase in consolidated cash ground lease expenses due to extension activities(e)	0.1%	—%

Ground Purchases Under Crown Castle Towers:
Number of ground leases purchased	48	133
Ground lease purchases (including capital expenditures, acquisitions and installment purchases)	$24	$56
Percentage of Towers segment site rental gross margin from towers on purchased land	< 1%	< 1%
(a)Exclusive of straight-lined revenues and amortization of prepaid rent.
(b)Exclusive of straight-lined revenues, amortization of prepaid rent and straight-lined expenses.
(c)Excludes small cells, fiber and third-party land interests.
(d)Includes all renewal terms at the Company's option and weighted by Towers segment site rental gross margin, exclusive of straight-lined revenues, amortization of prepaid rent and straight-lined expenses.
(e)Includes the impact from the amortization of lump sum payments.

Crown Castle Inc.
Third Quarter 2022

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CAPITALIZATION OVERVIEW
(as of September 30, 2022; dollars in millions)	Face Value	Fixed vs. Variable	Interest Rate(a)	Net Debt to LQA Adjusted EBITDA(b)	Maturity
Cash, cash equivalents and restricted cash	$347

Senior Secured Notes, Series 2009-1, Class A-2(c)	48	Fixed	9.0%		2029
Senior Secured Tower Revenue Notes, Series 2015-2(d)	700	Fixed	3.7%		2045
Senior Secured Tower Revenue Notes, Series 2018-2(d)	750	Fixed	4.2%		2048
Finance leases and other obligations	239	Fixed	Various		Various
Total secured debt	$1,737		4.1%	0.4x
2016 Revolver(e)	710	Variable	4.1%		2027
2016 Term Loan A	1,200	Variable	3.8%		2027
Commercial Paper Notes(f)	1,594	Variable	3.8%		2022
3.150% Senior Notes	750	Fixed	3.2%		2023
3.200% Senior Notes	750	Fixed	3.2%		2024
1.350% Senior Notes	500	Fixed	1.4%		2025
4.450% Senior Notes	900	Fixed	4.5%		2026
3.700% Senior Notes	750	Fixed	3.7%		2026
1.050% Senior Notes	1,000	Fixed	1.1%		2026
2.900% Senior Notes	750	Fixed	2.9%		2027
4.000% Senior Notes	500	Fixed	4.0%		2027
3.650% Senior Notes	1,000	Fixed	3.7%		2027
3.800% Senior Notes	1,000	Fixed	3.8%		2028
4.300% Senior Notes	600	Fixed	4.3%		2029
3.100% Senior Notes	550	Fixed	3.1%		2029
3.300% Senior Notes	750	Fixed	3.3%		2030
2.250% Senior Notes	1,100	Fixed	2.3%		2031
2.100% Senior Notes	1,000	Fixed	2.1%		2031
2.500% Senior Notes	750	Fixed	2.5%		2031
2.900% Senior Notes	1,250	Fixed	2.9%		2041
4.750% Senior Notes	350	Fixed	4.8%		2047
5.200% Senior Notes	400	Fixed	5.2%		2049
4.000% Senior Notes	350	Fixed	4.0%		2049
4.150% Senior Notes	500	Fixed	4.2%		2050
3.250% Senior Notes	900	Fixed	3.3%		2051
Total unsecured debt	$19,904		3.3%	4.6x
Total net debt	$21,294		3.4%	4.9x
Market Capitalization(g)	62,597
Firm Value(h)	$83,891
(a)Represents the weighted-average stated interest rate, as applicable.
(b)Represents the applicable amount of debt divided by LQA consolidated Adjusted EBITDA. See the "Net Debt to Last Quarter Annualized Adjusted EBITDA Calculation" in the Appendix.
(c)The Senior Secured Notes, 2009-1, Class A-2 principal amortizes over a period ending in August 2029.
(d)If the respective series of Tower Revenue Notes are not paid in full on or prior to an applicable anticipated repayment date, then the Excess Cash Flow (as defined in the indenture) of the issuers of such notes will be used to repay principal of the applicable series, and additional interest (of an additional approximately 5% per annum) will accrue on the respective series. The Senior Secured Tower Revenue Notes, 2015-2 and 2018-2 have anticipated repayment dates in 2025 and 2028, respectively. Notes are prepayable at par if voluntarily repaid within eighteen months of maturity; earlier prepayment may require additional consideration.
(e)As of September 30, 2022, the undrawn availability under the $7.0 billion 2016 Revolver was $6.3 billion.
(f)As of September 30, 2022, the Company had $0.4 billion available for issuance under the $2.0 billion unsecured commercial paper program ("CP Program"). The maturities of the Commercial Paper Notes ("CP Notes"), when outstanding, may vary but may not exceed 397 days from the date of issue.
(g)Market capitalization calculated based on $144.55 closing price and 433 million shares outstanding as of September 30, 2022.
(h)Represents the sum of net debt and market capitalization.

Crown Castle Inc.
Third Quarter 2022

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DEBT MATURITY OVERVIEW(a)(b)
(as of September 30, 2022; dollars in millions)
(a)Where applicable, maturities reflect the Anticipated Repayment Date, as defined in the respective debt agreement; excludes finance leases and other obligations; amounts presented at face value, net of repurchases held at the Company.
(b)The $1.6 billion outstanding in CP Notes have been excluded from this overview. Amounts available under the CP Program may be borrowed, repaid and re-borrowed from time to time. We intend to maintain available commitments under our 2016 Revolver in an amount at least equal to the amount of CP Notes outstanding at any point in time.

Crown Castle Inc.
Third Quarter 2022

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

LIQUIDITY OVERVIEW(a)
(in millions)	September 30, 2022
Cash, cash equivalents, and restricted cash(b)	$347
Undrawn 2016 Revolver availability(c)	6,254
Total debt and other obligations	21,483
Total equity	7,679

SUMMARY OF MAINTENANCE AND FINANCIAL COVENANTS
Debt	Borrower / Issuer	Covenant(d)	Covenant Level Requirement		As of September 30, 2022
Maintenance Financial Covenants(e)
2016 Credit Facility	CCI	Total Net Leverage Ratio	≤ 6.50x		5.0x
2016 Credit Facility	CCI	Total Senior Secured Leverage Ratio	≤ 3.50x		0.4x
2016 Credit Facility	CCI	Consolidated Interest Coverage Ratio(f)	N/A		N/A

Financial covenants requiring excess cash flows to be deposited in a cash trap reserve account and not released
2015 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(g)	17.8x
2018 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(g)	17.8x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.30x	(g)	20.0x

Financial covenants restricting ability of relevant issuer to issue additional notes under the applicable indenture
2015 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(h)	17.8x
2018 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(h)	17.8x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.34x	(h)	20.0x
(a)In addition, we have the following sources of liquidity:
i.In March 2021, we established an at-the-market stock offering program ("ATM Program") through which we may, from time to time, issue and sell shares of our common stock having an aggregate gross sales price of up to $750 million to or through sales agents. No shares of common stock have been sold under the ATM Program.
ii.In April 2019, we established a CP Program through which we may issue short term, unsecured CP Notes. Amounts available under the CP Program may be issued, repaid and re-issued from time to time, with the aggregate principal amount of CP Notes outstanding under the CP Program at any time not to exceed $2.0 billion. As of September 30, 2022, there were $1.6 billion of CP Notes outstanding under our CP Program. We intend to maintain available commitments under our 2016 Revolver in an amount at least equal to the amount of CP Notes outstanding at any point in time.
(b)Inclusive of $5 million included within "Other assets, net" on our condensed consolidated balance sheet.
(c)Availability at any point in time is subject to reaffirmation of the representations and warranties in, and there being no default under, the credit agreement governing our 2016 Revolver.
(d)As defined in the respective debt agreement. In the indentures for the 2015 Tower Revenue Notes, 2018 Tower Revenue Notes and the 2009 Securitized Notes, the defined term for Debt Service Coverage Ratio is "DSCR." Total Net Leverage Ratio, Total Senior Secured Leverage Ratio and all DSCR ratios are calculated using the trailing twelve months.
(e)Failure to comply with the financial maintenance covenants would, absent a waiver, result in an event of default under the credit agreement governing our 2016 Credit Facility.
(f)Applicable solely to the extent that the senior unsecured debt rating by any two of S&P, Moody's and Fitch is lower than BBB-, Baa3 or BBB-, respectively. If applicable, the consolidated interest coverage ratio must be greater than or equal to 2.50.
(g)The 2015 Tower Revenue Notes, 2018 Tower Revenue Notes and 2009 Securitized Notes also include the potential for amortization events, which could result in applying current and future cash flow to the prepayment of debt with applicable prepayment consideration. An amortization event occurs when the Debt Service Coverage Ratio falls below 1.45x, 1.45x or 1.15x, in each case as described under the indentures for the 2015 Tower Revenue Notes, 2018 Tower Revenue Notes or 2009 Securitized Notes, respectively.
(h)Rating Agency Confirmation (as defined in the respective debt agreement) is also required.

Crown Castle Inc.
Third Quarter 2022

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INTEREST RATE SENSITIVITY(a)
	Years Ending December 31,
(as of September 30, 2022; in millions)	2023	2024
Fixed Rate Debt:
Face Value of Principal Outstanding(b)	$17,890	$17,883
Current Interest Payment Obligations(c)	580	579
Effect of 0.125% Change in Interest Rates(d)	—	—
Floating Rate Debt:(e)(f)
Face Value of Principal Outstanding(b)	$3,467	$3,421
Current Interest Payment Obligations(g)	140	139
Effect of 0.125% Change in Interest Rates(h)	4	4
(a)Excludes finance leases and other obligations.
(b)Face value, net of required amortizations; assumes no maturity or balloon principal payments; excludes finance leases.
(c)Interest expense calculated based on current interest rates.
(d)Interest expense calculated based on current interest rates until the sooner of the (1) stated maturity date or (2) the Anticipated Repayment Date, at which time the face value amount outstanding of such indebtedness is refinanced at current interest rates as of September 30, 2022, plus 12.5 bps.
(e)Excludes the commitment fee the Company pays on the undrawn available amount under the 2016 Revolver. As of September 30, 2022, the commitment fee ranged from 0.080% to 0.300%, based on the Company's senior unsecured debt rating, per annum.
(f)In June 2021, the Company entered into an amendment to the credit agreement governing our 2016 Credit Facility that provided for, among other things, reductions to the interest rate spread ("Spread") and unused commitment fee ("Commitment Fee") percentage upon meeting specified annual sustainability targets ("Targets") and increases to the Spread and Commitment Fee percentage upon the failure to meet specified annual sustainability thresholds ("Thresholds"). The Spread and Commitment Fee are subject to an upward adjustment of up to 0.05% and 0.01%, respectively, if the Company fails to achieve the Thresholds. The Spread and Commitment Fee are subject to a downward adjustment of up to 0.05% and 0.01%, respectively, if the Company achieves the Targets. In January 2022, the Company submitted the required documentation and received confirmation from its administrative agent that all Targets were met as of December 31, 2021, and, as such, the Spread and Commitment Fee percentage were reduced for 2022. The reduction of the Spread on the 2016 Credit Facility is not reflected in the table above for the year ending December 31, 2023 and 2024.
(g)Interest expense calculated based on interest rates as of September 30, 2022. Calculation assumes no changes in the borrower’s senior unsecured credit rating.
(h)Interest expense calculated based on interest rates as of September 30, 2022, plus 12.5 bps.

Crown Castle Inc.
Third Quarter 2022

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DEFINITIONS
Non-GAAP Financial Measures, Segment Measures and Other Calculations
This Supplement includes presentations of Income (Loss) from Continuing Operations (As Adjusted), Adjusted EBITDA, Adjusted Funds from Operations ("AFFO"), including per share amounts, Funds from Operations ("FFO"), including per share amounts, Organic Contribution to Site Rental Billings, Consolidated Return on Invested Capital and Segment Cash Yield on Invested Capital, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")).
Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies, including other companies in the communications infrastructure sector or other REITs.
In addition to the non-GAAP financial measures used herein, we also provide segment site rental gross margin, segment services and other gross margin and segment operating profit, which are key measures used by management to evaluate our operating segments. These segment measures are provided pursuant to GAAP requirements related to segment reporting. In addition, we provide the components of certain GAAP measures, such as site rental revenues and capital expenditures.
Our non-GAAP financial measures are presented as additional information because management believes these measures are useful indicators of the financial performance of our business. Among other things, management believes that:
•Income (Loss) from Continuing Operations (As Adjusted) is useful to investors and other interested parties in evaluating our financial performance. Management believes that this measure is meaningful to investors as it adjusts income (loss) from continuing operations to exclude the impact of the Nontypical Items (as defined in this Supplemental Information Package and described further in our press release dated January 27, 2021), which management believes are unusual (including with respect to magnitude), infrequent and not reasonably likely to recur in the near term, to provide further insight into our results of operations and underlying trends and projections. Management also believes that identifying the impact of Nontypical Items as adjustments provides more transparency and comparability across periods. There can be no assurances that such items will not recur in future periods. Income (Loss) from Continuing Operations (As Adjusted) should be considered only as a supplement to income (loss) from continuing operations computed in accordance with GAAP as a measure of our performance.
•Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of the communications infrastructure sector and other REITs to measure financial performance without regard to items such as depreciation, amortization and accretion, which can vary depending upon accounting methods and the book value of assets. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to income (loss) from continuing operations computed in accordance with GAAP as a measure of our performance.
•AFFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that AFFO helps investors or other interested parties meaningfully evaluate our financial performance as it includes (1) the impact of our capital structure (primarily interest expense on our outstanding debt and dividends on our preferred stock (in periods where applicable)) and (2) sustaining capital expenditures, and excludes the impact of our (a) asset base (primarily depreciation, amortization and accretion) and (b) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations, or rent free periods, the revenues or expenses are recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. Management notes that Crown Castle uses AFFO only as a performance measure. Separately, we are also disclosing AFFO as adjusted to exclude the impact of Nontypical Items, which management believes are unusual (including with respect to magnitude), infrequent and not reasonably likely to recur in the near term, to provide further insight into our results of operations and underlying trends and projections. Management also believes that identifying the impact of Nontypical Items as adjustments provides increased transparency and comparability across periods. There can be no assurances that such items will not recur in future periods.

Crown Castle Inc.
Third Quarter 2022

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX
AFFO (including as further adjusted to exclude Nontypical Items) should be considered only as a supplement to income (loss) from continuing operations computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations or as residual cash flow available for discretionary investment.
•FFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that FFO may be used by investors or other interested parties as a basis to compare our financial performance with that of other REITs. FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily real estate depreciation, amortization and accretion). FFO is not a key performance indicator used by Crown Castle. FFO should be considered only as a supplement to income (loss) from continuing operations computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations.
•Organic Contribution to Site Rental Billings is useful to investors or other interested parties in understanding the components of the year-over-year changes in our site rental revenues computed in accordance with GAAP. Management uses Organic Contribution to Site Rental Billings to assess year-over-year growth rates for our rental activities, to evaluate current performance, to capture trends in rental rates, core leasing activities and tenant non-renewals in our core business, as well as to forecast future results. Organic Contribution to Site Rental Billings is not meant as an alternative measure of revenue and should be considered only as a supplement in understanding and assessing the performance of our site rental revenues computed in accordance with GAAP.
•Consolidated Return on Invested Capital and Segment Cash Yield on Invested Capital are useful to investors or other interested parties in evaluating the financial performance of our assets. Management believes that these metrics are useful in assessing our efficiency at allocating capital to generate returns over time. Consolidated Return on Invested Capital and Segment Cash Yield on Invested Capital are not meant as alternatives to GAAP measures such as revenues, operating income, segment site rental gross margin, and certain asset classes (such as property and equipment, site rental contracts and tenant relationships, and goodwill) computed in accordance with GAAP. Such non-GAAP metrics should be considered only as a supplement in understanding and assessing the performance of our assets.
We define our non-GAAP financial measures, segment measures and other calculations as follows:
Non-GAAP Financial Measures
Income (Loss) from Continuing Operations (As Adjusted). We define Income (Loss) from Continuing Operations (As Adjusted) as income (loss) from continuing operations less other operating income resulting from the Nontypical Items, plus incremental operating expenses and asset write-downs as a result of the Nontypical Items.
Adjusted EBITDA. We define Adjusted EBITDA as income (loss) from continuing operations plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, interest income, other (income) expense, (benefit) provision for income taxes, cumulative effect of a change in accounting principle and stock-based compensation expense.
Adjusted Funds from Operations. We define Adjusted Funds from Operations as FFO before straight-lined revenues, straight-lined expenses, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, acquisition and integration costs, restructuring charges (credits), cumulative effect of a change in accounting principle and adjustments for noncontrolling interests, less sustaining capital expenditures. Separately, Adjusted Funds from Operations, as adjusted to exclude the impact of Nontypical Items, reflects Adjusted Funds from Operations, less other operating income resulting from the Nontypical Items, plus incremental operating expenses as a result of the Nontypical Items.
AFFO per share. We define AFFO per share as AFFO, including as adjusted to exclude the impact of Nontypical Items, divided by diluted weighted-average common shares outstanding.
Funds from Operations. We define Funds from Operations as income (loss) from continuing operations plus real estate related depreciation, amortization and accretion and asset write-down charges, less noncontrolling interest and cash paid for preferred stock dividends (in periods where applicable), and is a measure of funds from operations attributable to common stockholders.

Crown Castle Inc.
Third Quarter 2022

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX
FFO per share. We define FFO per share as FFO divided by diluted weighted-average common shares outstanding.
Organic Contribution to Site Rental Billings. We define Organic Contribution to Site Rental Billings as the sum of the change in GAAP site rental revenues related to core leasing activity, escalators, and the payments for Sprint Cancellations as defined and further discussed in our press release dated October 19, 2022, less non-renewals of tenant contracts.
Consolidated Invested Capital. We define Consolidated Invested Capital as the historical gross investment in (1) property and equipment (excluding the impact of construction in process), (2) site rental contracts and tenant relationships and (3) goodwill.
Consolidated Return on Invested Capital. We define Consolidated Return on Invested Capital as Adjusted EBITDA less cash taxes paid divided by Consolidated Invested Capital.
Segment Net Invested Capital. We define Segment Net Invested Capital as the investment in (1) property and equipment, excluding the impact of construction in process and non-productive assets (such as information technology assets and buildings), reduced by the amount of prepaid rent received from tenants (excluding any deferred credits recorded in connection with acquisitions), (2) site rental contracts and tenant relationships, and (3) goodwill, excluding the impact of certain assets and liabilities recorded in connection with acquisitions (primarily deferred credits).
Segment Cash Yield on Invested Capital. We define Segment Cash Yield on Invested Capital as segment site rental gross margin adjusted for the impacts of (1) amortization of prepaid rent, (2) straight-lined revenues, (3) straight-lined expenses and (4) indirect labor costs related to the Fiber segment divided by Segment Net Invested Capital.
Segment Measures
Segment site rental gross margin. We define segment site rental gross margin as segment site rental revenues less segment site rental costs of operations, excluding stock-based compensation expense and amortization of prepaid lease purchase price adjustments recorded in consolidated site rental costs of operations.
Segment services and other gross margin. We define segment services and other gross margin as segment services and other revenues less segment services and other costs of operations, excluding stock-based compensation expense recorded in consolidated services and other costs of operations.
Segment operating profit. We define segment operating profit as segment site rental gross margin plus segment services and other gross margin, and segment other operating (income) expense, less selling, general and administrative expenses attributable to the respective segment.
All of these measurements of profit or loss are exclusive of depreciation, amortization and accretion, which are shown separately. Additionally, certain costs are shared across segments and are reflected in our segment measures through allocations that management believes to be reasonable.
Other Calculations
Site rental billings. We define site rental billings as site rental revenues exclusive of the impacts from (1) straight-lined revenues, (2) amortization of prepaid rent in accordance with GAAP and (3) contribution from recent acquisitions until the one-year anniversary of such acquisitions.
Core leasing activity. We define core leasing activity as site rental revenues growth from tenant additions across our entire portfolio and renewals or extensions of tenant contracts, exclusive of the impacts from both straight-lined revenues and amortization of prepaid rent in accordance with GAAP.
Non-renewals. We define non-renewals of tenant contracts as the reduction in site rental revenues as a result of tenant churn, terminations and, in limited circumstances, reductions of existing lease rates.

Crown Castle Inc.
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COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX
Discretionary capital expenditures. We define discretionary capital expenditures as those capital expenditures made with respect to activities which we believe exhibit sufficient potential to enhance long-term stockholder value. They primarily consist of expansion or development of communications infrastructure (including capital expenditures related to (1) enhancing communications infrastructure in order to add new tenants for the first time or support subsequent tenant equipment augmentations or (2) modifying the structure of a communications infrastructure asset to accommodate additional tenants) and construction of new communications infrastructure. Discretionary capital expenditures also include purchases of land interests (which primarily relates to land assets under towers as we seek to manage our interests in the land beneath our towers), certain technology-related investments necessary to support and scale future customer demand for our communications infrastructure, and other capital projects.
Sustaining capital expenditures. We define sustaining capital expenditures as those capital expenditures not otherwise categorized as discretionary capital expenditures, such as (1) maintenance capital expenditures on our communications infrastructure assets that enable our tenants' ongoing quiet enjoyment of the communications infrastructure and (2) ordinary corporate capital expenditures.
The tables set forth on the following pages reconcile certain non-GAAP financial measures used herein to comparable GAAP financial measures. The components in these tables may not sum to the total due to rounding.

Crown Castle Inc.
Third Quarter 2022

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures and Other Calculations:
Reconciliation of Historical Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2022	2021	2022	2021
Income (loss) from continuing operations	$419	$351	$1,261	$805	(a)
Adjustments to increase (decrease) income (loss) from continuing operations:
Asset write-down charges	3	—	26	9
Acquisition and integration costs	—	—	1	1
Depreciation, amortization and accretion	430	413	1,276	1,229
Amortization of prepaid lease purchase price adjustments	4	4	12	14
Interest expense and amortization of deferred financing costs(b)	177	163	506	493
(Gains) losses on retirement of long-term obligations	2	1	28	145
Interest income	(1)	—	(1)	(1)
Other (income) expense	2	4	5	16
(Benefit) provision for income taxes	3	7	14	20
Stock-based compensation expense	38	33	121	100
Adjusted EBITDA(c)(d)	$1,077	$976	$3,249	$2,831
Reconciliation of Current Outlook for Adjusted EBITDA:

(in millions)	Full Year 2022 Outlook(f)			Full Year 2023 Outlook(f)
Income (loss) from continuing operations	$1,654	to	$1,734	$1,596	to	$1,676
Adjustments to increase (decrease) income (loss) from continuing operations:
Asset write-down charges	$20	to	$30	$26	to	$36
Acquisition and integration costs	$1	to	$9	$0	to	$8
Depreciation, amortization and accretion	$1,650	to	$1,745	$1,712	to	$1,807
Amortization of prepaid lease purchase price adjustments	$16	to	$18	$15	to	$17
Interest expense and amortization of deferred financing costs(e)	$680	to	$725	$814	to	$859
(Gains) losses on retirement of long-term obligations	$25	to	$75	$0	to	$0
Interest income	$(3)	to	$(2)	$(4)	to	$(3)
Other (income) expense	$0	to	$5	$2	to	$7
(Benefit) provision for income taxes	$20	to	$28	$16	to	$24
Stock-based compensation expense	$135	to	$139	$165	to	$169
Adjusted EBITDA(c)(d)	$4,329	to	$4,374	$4,449	to	$4,494
(a)Does not reflect the impact related to the ATO Settlement (as defined in the April 2021 8-K), which is attributable to discontinued operations in the first quarter of 2021 as discussed in the April 2021 8-K.
(b)See reconciliation of "Components of Historical Interest Expense and Amortization of Deferred Financing Costs" for a discussion of non-cash interest expense
(c)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definition of Adjusted EBITDA.
(d)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(e)See reconciliation of "Components of Current Outlook for Interest Expense and Amortization of Deferred Financing Costs" for a discussion of non-cash interest expense.
(f)As issued on October 19, 2022, and, with respect to the current full year 2022 Outlook, unchanged from the previous full year 2022 Outlook issued on July 20, 2022.

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COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX
Components of Historical Interest Expense and Amortization of Deferred Financing Costs:

	Three Months Ended September 30,
(in millions)	2022	2021
Interest expense on debt obligations	$174	$160
Amortization of deferred financing costs and adjustments on long-term debt, net	6	6
Capitalized interest	(3)	(3)
Interest expense and amortization of deferred financing costs	$177	$163
Components of Current Outlook for Interest Expense and Amortization of Deferred Financing Costs:

(in millions)	Full Year 2022 Outlook(a)			Full Year 2023 Outlook(a)
Interest expense on debt obligations	$682	to	$702	$804	to	$844
Amortization of deferred financing costs and adjustments on long-term debt, net	$25	to	$30	$20	to	$30
Capitalized interest	$(20)	to	$(15)	$(18)	to	$(8)
Interest expense and amortization of deferred financing costs	$680	to	$725	$814	to	$859
(a)As issued on October 19, 2022, and, with respect to the current full year 2022 Outlook, unchanged from the previous full year 2022 Outlook issued on July 20, 2022.

Crown Castle Inc.
Third Quarter 2022

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX
Reconciliation of Historical FFO and AFFO:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2022	2021	2022	2021
Income (loss) from continuing operations	$419	$351	$1,261	$805	(a)
Real estate related depreciation, amortization and accretion	416	400	1,236	1,190
Asset write-down charges	3	—	26	9
FFO(b)(c)	$838	$751	$2,523	$2,004
Weighted-average common shares outstanding—diluted	434	434	434	434
FFO per share(b)(c)	$1.93	$1.73	$5.81	$4.62

FFO (from above)	$838	$751	$2,523	$2,004
Adjustments to increase (decrease) FFO:
Straight-lined revenues	(90)	(38)	(325)	(73)
Straight-lined expenses	18	18	56	58
Stock-based compensation expense	38	33	121	100
Non-cash portion of tax provision	2	3	4	3
Non-real estate related depreciation, amortization and accretion	14	13	40	39
Amortization of non-cash interest expense	3	3	10	9
Other (income) expense	2	4	5	16
(Gains) losses on retirement of long-term obligations	2	1	28	145
Acquisition and integration costs	—	—	1	1
Sustaining capital expenditures	(23)	(21)	(65)	(56)
AFFO(b)(c)	$804	$767	$2,398	$2,246
Weighted-average common shares outstanding—diluted	434	434	434	434
AFFO per share(b)(c)	$1.85	$1.77	$5.52	$5.18
(a)Does not reflect the impact related to the ATO Settlement (as defined in the April 2021 8-K), which is attributable to discontinued operations in the first quarter of 2021 as discussed in the April 2021 8-K.
(b)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definitions of FFO and AFFO, including per share amounts.
(c)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Crown Castle Inc.
Third Quarter 2022

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX
Reconciliation of Historical FFO and AFFO:

	Year Ended December 31,
(in millions, except per share amounts)	2021		2020	2019	2018
Income (loss) from continuing operations	$1,158	(a)	$1,056	$860	$622
Real estate related depreciation, amortization and accretion	1,593		1,555	1,517	1,471
Asset write-down charges	21		74	19	26
Dividends/distributions on preferred stock	—		(85)	(113)	(113)
FFO(b)(c)(d)(e)	$2,772		$2,600	$2,284	$2,005
Weighted-average common shares outstanding—diluted(f)	434		425	418	415
FFO per share(b)(c)(d)(e)(f)	$6.39		$6.12	$5.47	$4.83

FFO (from above)	$2,772		$2,600	$2,284	$2,005
Adjustments to increase (decrease) FFO:
Straight-lined revenues	(111)		(22)	(80)	(72)
Straight-lined expenses	76		83	93	90
Stock-based compensation expense	131		133	116	108
Non-cash portion of tax provision	1		1	5	2
Non-real estate related depreciation, amortization and accretion	51		53	55	56
Amortization of non-cash interest expense	13		6	1	7
Other (income) expense	21		5	(1)	(1)
(Gains) losses on retirement of long-term obligations	145		95	2	106
Acquisition and integration costs	1		10	13	27
Sustaining capital expenditures	(87)		(86)	(117)	(105)
AFFO(b)(c)(d)(e)	$3,013		$2,878	$2,371	$2,223
Weighted-average common shares outstanding—diluted(f)	434		425	418	415
AFFO per share(b)(c)(d)(e)(f)	$6.95		$6.78	$5.68	$5.36
(a)Does not reflect the impact related to the ATO Settlement (as defined in the April 2021 8-K), which is attributable to discontinued operations in the first quarter of 2021 as discussed in the April 2021 8-K.
(b)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definitions of FFO and AFFO, including per share amounts.
(c)FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.
(d)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(e)Attributable to CCI common shareholders.
(f)For all periods prior to the year ended December 31, 2020, the diluted weighted-average common shares outstanding does not include any conversions of preferred stock in the share count.

Crown Castle Inc.
Third Quarter 2022

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX
Reconciliation of Current Outlook for FFO and AFFO:

(in millions, except per share amounts)	Full Year 2022 Outlook(d)			Full Year 2023 Outlook(d)
Income (loss) from continuing operations	$1,654	to	$1,734	$1,596	to	$1,676
Real estate related depreciation, amortization and accretion	$1,607	to	$1,687	$1,666	to	$1,746
Asset write-down charges	$20	to	$30	$26	to	$36
FFO(a)(b)	$3,343	to	$3,388	$3,350	to	$3,395
Weighted-average common shares outstanding—diluted(c)	435			435
FFO per share(a)(b)(c)	$7.69	to	$7.79	$7.70	to	$7.80

FFO (from above)	$3,343	to	$3,388	$3,350	to	$3,395
Adjustments to increase (decrease) FFO:
Straight-lined revenues	$(419)	to	$(399)	$(284)	to	$(264)
Straight-lined expenses	$56	to	$76	$61	to	$81
Stock-based compensation expense	$135	to	$139	$165	to	$169
Non-cash portion of tax provision	$0	to	$15	$0	to	$8
Non-real estate related depreciation, amortization and accretion	$43	to	$58	$47	to	$62
Amortization of non-cash interest expense	$5	to	$15	$7	to	$17
Other (income) expense	$0	to	$5	$2	to	$7
(Gains) losses on retirement of long-term obligations	$25	to	$75	$0	to	$0
Acquisition and integration costs	$1	to	$9	$0	to	$8
Sustaining capital expenditures	$(98)	to	$(78)	$(103)	to	$(83)
AFFO(a)(b)	$3,178	to	$3,223	$3,296	to	$3,341
Weighted-average common shares outstanding—diluted(c)	435			435
AFFO per share(a)(b)(c)	$7.31	to	$7.41	$7.58	to	$7.68
(a)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definitions of FFO, including per share amounts, and AFFO, including per share amounts.
(b)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(c)The assumption for diluted weighted-average common shares outstanding for full year 2022 and 2023 Outlooks is based on the diluted common shares outstanding as of September 30, 2022.
(d)As issued on October 19, 2022, and, with respect to the current full year 2022 Outlook, unchanged from the previous full year 2022 Outlook issued on July 20, 2022.

Crown Castle Inc.
Third Quarter 2022

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX
Reconciliation of Results Adjusted for Nontypical Items to As Reported Results:

	Full Year 2020
(dollars in millions, except per share amounts)	As Reported	Less: Impact from Nontypical Items		Exclusive of Impact from Nontypical Items
Income (loss) from continuing operations	$1,056	$(223)	(b)	$833
AFFO(a)	2,878	(286)	(c)	2,592
AFFO per share(a)	6.78	(0.68)	(c)	6.10
Net Debt to Last Quarter Annualized Adjusted EBITDA Calculation:

	Three Months Ended September 30,
(dollars in millions)	2022		2021
Total face value of debt	$21,641		$20,541
Less: Ending cash, cash equivalents and restricted cash	347		542
Total net debt	$21,294		$19,999

Adjusted EBITDA	$1,077		$976
Last quarter annualized Adjusted EBITDA	4,308		3,904
Net debt to Last Quarter Annualized Adjusted EBITDA	4.9	x	5.1	x
Cash Interest Coverage Ratio Calculation:

	Three Months Ended September 30,
(dollars in millions)	2022		2021
Adjusted EBITDA	$1,077		$976
Interest expense on debt obligations	174		160
	6.2	x	6.1	x
(a)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for further information and reconciliation of non-GAAP financial measures to income (loss) from continuing operations, as computed in accordance with GAAP.
(b)Impact from Nontypical Items on income (loss) from continuing operations included in the 2020 fourth quarter operating results is comprised of other operating income of $362 million, offset by incremental operating expenses of $76 million and associated asset write-downs of $63 million.
(c)Impact from Nontypical Items on AFFO and AFFO per share included in the 2020 fourth quarter operating results is comprised of other operating income of $362 million, offset by incremental operating expenses of $76 million.